Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
ir@zillowgroup.com	press@zillow.com
ZILLOW GROUP REPORTS FIRST QUARTER 2019 RESULTS
SEATTLE - May 09, 2019 - Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which is transforming how people buy, sell, rent, and finance homes, today announced its consolidated financial results for the three months ended March 31, 2019. Complete financial results can be found in the investor relations section of Zillow Group’s website and in its quarterly letter to shareholders at https://investors.zillowgroup.com/financials/quarterly-results/default.aspx.
“We delivered strong first quarter results that met or exceeded our own expectations in all segments as our plan to streamline the real estate transaction comes together,” said Rich Barton, co-founder and CEO of Zillow Group, Inc. “Zillow Offers’ incredible consumer demand and rapid growth gives us confidence we’re in the early stages of something important. I'm quite pleased with our whole team’s execution and overall consumer and industry response to the investments we’re making in Premier Agent, Zillow Offers and now Zillow Home Loans. The Zillow Group portfolio is more than just the sum of our business segments. We are aligning our entire portfolio to deliver a seamless, integrated transaction experience to help today’s on-demand consumers buy, sell, rent and finance homes faster and easier than ever before.”
Recent highlights include:

•
Consolidated Q1 2019 revenue increased 51% year over year to $454.1 million, exceeding the company’s outlook, primarily driven by outperformance in the Homes segment due to strong demand for Zillow Offers™.

•	Zillow sold 414 homes in Q1, an increase of nearly 200% over Q4, contributing to $128.5 million in Homes segment revenue. The company purchased 898 homes, up 80% sequentially.

•	Accelerating Zillow Offers market expansion with 6 new planned markets, announced separately today, bringing the total planned markets to 20 by the end of the first quarter of 2020.

•	Internet, Media & Technology segment reported $298.3 million in revenue in Q1, up 6% year over year, as the Premier Agent® marketplace is stabilizing and churn is returning to historical levels.

•	Q1 Mortgages segment revenue of $27.4 million was up 44% year over year.

•	Launched Zillow Home Loans, a critical step toward integrating a digital payments platform for mortgage financing to Zillow Offers consumers and other borrowers.

•	Reached more than 181 million average monthly unique users and a record 2 billion visits across Zillow Group’s mobile apps and websites during Q1.

First Quarter 2019 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended March 31,		2018 to 2019 % Change
	2019	2018
Revenue:
IMT segment:
Premier Agent	$217,735	$213,732	2%
Rentals	37,838	29,063	30%
Other (1)	42,699	38,061	12%
Total IMT segment revenue	298,272	280,856	6%
Homes segment	128,472	—	N/A
Mortgages segment	27,360	19,023	44%
Total revenue	$454,104	$299,879	51%
Other Financial Data:
Segment loss before income taxes:
IMT segment	$(11,452)	$(6,616)
Homes segment	$(45,205)	$(4,390)
Mortgage segment	$(9,616)	$(358)
Net loss	$(67,525)	$(18,591)
Adjusted EBITDA (2):
IMT segment	$61,047	$46,683
Homes segment	(34,524)	(3,513)
Mortgages segment	(2,601)	3,140
Total Adjusted EBITDA	$23,922	$46,310
Percentage of Revenue:
Segment loss before income taxes:
IMT segment	(4)%	(2)%
Homes segment	(35)%	N/A
Mortgages segment	(35)%	(2)%
Net loss	(15)%	(6)%
Adjusted EBITDA:
IMT segment	20%	17%
Homes segment	(27)%	N/A
Mortgages segment	(10)%	17%
Total Adjusted EBITDA	5%	15%
(1) Other revenue primarily includes revenue generated by new construction and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals.
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, for each of the periods presented.

Business Outlook - Second Quarter and Full Year 2019
Zillow Group’s Q2 2019 consolidated revenue guidance range implies approximately 79% growth year over year at the mid point, driven primarily by the strong performance of the Homes segment.
In Q2, we expect Homes segment revenue to be $230 to $245 million, reflecting anticipated sequential quarter-over-quarter growth of 85% at the mid point. For Q2, we expect Homes segment Adjusted EBITDA to be a loss of $49 to $55 million as we continue to invest in scaling the business.* We are not providing full year Homes segment revenue and Adjusted EBITDA outlook since we are in the early stages of Zillow Offers and quickly scaling the business, which make longer term forecasts challenging.
We are raising the low end of our IMT and Premier Agent full year 2019 revenue guidance ranges to reflect our confidence in the anticipated continued stabilization of the Premier Agent marketplace. We raised our full year IMT segment Adjusted EBITDA guidance range to $280 to $300 million from $241 to $266 million to reflect updates to the expected timing of recognition of certain headcount-related expenses and a reduction in our estimated legal liabilities.*
We are maintaining our full-year 2019 Mortgages segment revenue and Adjusted EBITDA outlook as we are in the early stages of transitioning our mortgage loan origination business.
The following table presents Zillow Group’s business outlook for the periods presented (in millions, unaudited):

Zillow Group Outlook as of May 9, 2019	Three Months Ending June 30, 2019	Year Ending December 31, 2019

Revenue:
IMT segment:
Premier Agent	$228.0 to $233.0	$910.0 to $930.0
Total IMT segment revenue	$314.0 to $322.0	$1,253.0 to $1,281.0
Homes segment	$230.0 to $245.0	***
Mortgages segment	$24.0 to $27.0	$100.0 to $115.0
Total revenue	$568.0 to $594.0	***
Adjusted EBITDA*:
IMT segment	$60.0 to $66.0	$280.0 to $300.0
Homes segment	($55.0) to ($49.0)	***
Mortgages segment	($10.0) to ($6.0)	($32.0) to ($22.0)
Total Adjusted EBITDA	($5.0) to $11.0	***

Weighted average shares outstanding — basic	205.0 to 207.0	205.5 to 207.5
Weighted average shares outstanding — diluted	208.5 to 210.5	209.0 to 211.0

*** Outlook not provided
* Zillow Group has not provided a quantitative reconciliation of forecasted GAAP net loss to forecasted total Adjusted EBITDA or of forecasted GAAP segment loss before income taxes to forecasted segment Adjusted EBITDA within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization expense from new acquisitions; impairments of assets; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net loss and segment loss before income taxes, are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. For more information regarding the non-GAAP financial measure discussed in this release, please see “Use of Non-GAAP Financial Measure” below.
Conference Call and Webcast Information
Zillow Group Co-founder & CEO Rich Barton and CFO Allen Parker will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). They will be joined by Zillow Brand President and Co-head of Zillow Offers, Jeremy Wacksman, and President of Media & Marketplaces, Greg Schwartz. A Quarterly Shareholder Letter is available on the Quarterly Results section of Zillow Group’s investor relations website at https://investors.zillowgroup.com/financials/quarterly-results/default.aspx.
A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Zillow Group’s website. The live call may also be accessed via phone (866) 270-1533 toll-free domestically and at (412) 317-0797 internationally.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook and operational plans for Zillow Offers and other parts of our business in 2019 and 2020. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to compete successfully against existing or future competitors; Zillow Group’s investment of resources to pursue strategies that may not prove effective; the impact of the real estate industry on Zillow Group’s business; the impact of pending litigation and other legal and regulatory matters; Zillow Group’s ability to increase awareness of the Zillow Group brands in a cost-effective manner; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.
Use of Non-GAAP Financial Measure
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We have provided a reconciliation of Adjusted EBITDA (other than forecasted Adjusted EBITDA) to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, within this earnings release.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

▪	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

▪	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

▪
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

▪	Adjusted EBITDA does not reflect acquisition-related costs;

▪	Adjusted EBITDA does not reflect interest expense or other income;

▪	Adjusted EBITDA does not reflect income taxes; and

▪	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss, segment loss before income taxes and our other GAAP results. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.

About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z) (NASDAQ: ZG) houses one of the largest portfolios of real estate brands on mobile and the web that attracted 181 million average monthly unique users during Q1 2019. Zillow Group is committed to leveraging its proprietary data, technology and innovations to make home buying, selling, financing and renting a seamless, on-demand experience for consumers. As its flagship brand, Zillow® now offers a fully integrated home shopping experience that includes access to for sale and rental listings, Zillow Offers™, which provides a new, hassle-free way to buy and sell homes directly through Zillow; and Zillow Home Loans, Zillow’s affiliated lender that provides an easy way to receive mortgage pre-approvals and financing. Other consumer brands include Trulia®, StreetEasy®, HotPads®, Naked Apartments®, RealEstate.com and Out East®. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate professionals maximize business opportunities and connect with millions of consumers. Zillow Group business brands for real estate, rental and mortgage professionals include Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. The company is headquartered in Seattle, Washington.
Please visit http://investors.zillowgroup.com,www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads, Out East and New Home Feed are registered trademarks of Zillow, Inc. Zillow Offers is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Zillow Home Loans, LLC is an Equal Housing Lender; NMLS #10287.
(ZFIN)
Adjusted EBITDA
The following tables set forth a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31, 2019
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(67,525)
Income tax benefit	N/A	N/A	N/A	N/A	(2,500)
Loss before income taxes	$(11,452)	$(45,205)	$(9,616)	$(3,752)	$(70,025)
Other income	—	—	(313)	(8,855)	(9,168)
Depreciation and amortization expense	17,594	1,321	1,610	—	20,525
Share-based compensation expense	54,905	5,602	5,617	—	66,124
Interest expense	—	3,758	101	12,607	16,466
Adjusted EBITDA	$61,047	$(34,524)	$(2,601)	$—	$23,922

	Three Months Ended March 31, 2018
	IMT	Homes	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(18,591)
Income tax expense	N/A	N/A	N/A	N/A	2,600
Loss before income taxes	$(6,616)	$(4,390)	$(358)	$(4,627)	$(15,991)
Other income	—	—	—	(2,446)	(2,446)
Depreciation and amortization expense	25,465	59	1,382	—	26,906
Share-based compensation expense	27,807	818	2,116	—	30,741
Acquisition-related costs	27	—	—	—	27
Interest expense	—	—	—	7,073	7,073
Adjusted EBITDA	$46,683	$(3,513)	$3,140	$—	$46,310
(1) We use loss before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net loss and income taxes are calculated and presented only on a consolidated basis within our financial statements.
(2) Certain corporate items are not directly attributable to any of our segments, including interest income earned on our short-term investments included in Other income and interest costs on our convertible senior notes included in Interest expense.